As filed with the Securities and Exchange Commission on August 12, 1998
                                                     Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    ______________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    ______________

                             INFORMATION ADVANTAGE, INC.
                (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                           7372                    41-1718445
(State or Other Jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)   Identification No.)

                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227
            (Address, including Zip Code, of Principal Executive Offices)
                                    ______________

                             INFORMATION ADVANTAGE, INC.
                          1997 EMPLOYEE STOCK PURCHASE PLAN
                               (Full Title of the Plan)
                                    ______________

    DONALD W. ANDERSON                            COPIES TO:
    Chief Financial Officer                       BRIAN D. WENGER, ESQ.
    7905 Golden Triangle Drive, Suite 190         BRETT D. ANDERSON, ESQ.
    Eden Prairie, Minnesota 55344-7227            Briggs and Morgan
    (612) 833-3700                                Professional Association
    (Name, Address, including Zip Code,           2400 IDS Center
    and Telephone Number, including Area          Minneapolis, Minnesota 55402
    Code, of Agent for Service)                   (612) 334-8400


                           CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED      PROPOSED
                                                                 MAXIMUM       MAXIMUM
                                                                OFFERING      AGGREGATE      AMOUNT OF
                                              AMOUNT TO BE      PRICE PER     OFFERING      REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED        REGISTERED(1)      SHARE(2)        PRICE           FEE
-----------------------------------------------------------------------------------------------------------
 1997 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock (par value $0.01)  . . .     350,000 shares       $6.25      $2,187,500         $646
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on August 7, 1998.

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

                       REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed by Information Advantage, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 350,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), which will be issued pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Plan"). A total of 200,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on January 21, 1998 (Registration No. 333-44635), and the information contained therein is hereby incorporated by reference herein.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference into this Registration Statement the following documents, or portions of documents, previously filed (File No. 0-23475) with the Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed with the Commission on April 22, 1998.

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1998, filed with the Commission on June 15, 1998.

          (c) The description of the Company's outstanding Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 5, 1997, including any amendment or report filed for the purpose of updating such description.

          (d) The Company's Current Report on Form 8-K filed with the Commission on July 2, 1998, relating to the Agreement and Plan of Merger, by and among the Company, IAC Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company and IQ Software Corporation, a Georgia corporation.

          (e) The Company's Current Report on Form 8-K filed with the Commission on February 20, 1998, relating to the safe harbor for forward-looking statements.

          (f) The Company's Definitive Schedule 14A (Proxy Statement) filed on May 19, 1998, relating to the Company's Annual Meeting of
     Stockholders held on June 17, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

Exhibit
Number    Description
-------   -----------
4.1       Instruments Defining Rights of Stockholders (reference is made to the
          Company's Registration Statement on Form 8-A (File No. 0-23475), which is incorporated herein by reference).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1      Powers of Attorney (included on Signature Page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 12th day of August, 1998.

                                     INFORMATION ADVANTAGE, INC.


                                     By   /s/ Larry J. Ford
                                          -------------------------------------
                                          Larry J. Ford
                                          President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Ford and Donald W. Anderson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        NAME                               TITLE                           DATE
        ----                               -----                           ----


/s/ Larry J. Ford              President, Chief Executive Officer     August 12, 1998
-----------------------------  and Director (Principal Executive
Larry J. Ford                  Officer)


/s/ Donald W. Anderson         Chief Financial Officer, Vice          August 12, 1998
-----------------------------  President (Principal Financial and
Donald W. Anderson             Accounting Officer)


/s/ Richard L. Tanler          Chairman of the Board of Directors     August 12, 1998
-----------------------------  and Senior Vice President,
Richard L. Tanler              Strategic Planning and Marketing

                                      II-3


        NAME                               TITLE                           DATE
        ----                               -----                           ----


/s/ Promod Haque                         Director                     August 12, 1998
-----------------------------
Promod Haque


/s/ Fredric R. Boswell                   Director                     August 12, 1998
-----------------------------
Fredric R. Boswell


/s/ Donald R. Hollis                     Director                     August 12, 1998
-----------------------------
Donald R. Hollis


/s/ Jay H. Wein                          Director                     August 12, 1998
-----------------------------
Jay H. Wein


                                         Director
-----------------------------
William H. Younger, Jr.


/s/ Ronald E.F. Codd                     Director                     August 12, 1998
-----------------------------
Ronald E.F. Codd

                                  EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------
4.1       Instruments Defining Rights of Stockholders (reference is made to the
          Company's Registration Statement on Form 8-A (File No. 0-23475), which is incorporated herein by reference).

5.1       Opinion of Briggs and Morgan, Professional Association.

23.1      Consent of Briggs and Morgan, Professional Association (included in
          Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1      Powers of Attorney (included on Signature Page).